                                                                    EXHIBIT 10.9

                              WORLD POKER TOUR, LLC

                              2002 UNIT OPTION PLAN

         1. Purpose. The purpose of the 2002 Unit Option Plan (the "Plan") of World Poker Tour, LLC (the "Company") is to increase member value and to advance the interests of the Company by furnishing options to purchase Units of Membership Interest in the Company ("Unit Options") designed to attract, retain and motivate employees and consultants.

         2. Administration. The Plan shall be administered by the compensation committee (the "Committee") of the board of governors of the Company. The Committee shall consist of two individuals and shall be appointed from time to time pursuant to the terms of the Company's Limited Liability Company Agreement. The Committee shall select one of its members as its chairperson and shall hold its meetings at such times and places as it shall deem advisable. A majority of the Committee's members shall constitute a quorum. All actions of the Committee shall be taken by the majority of its members. Any action may be taken by a written instrument signed by majority of the members and actions so taken shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall have complete authority to award Unit Options under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee's decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants.

         3. Eligible Participants. Employees of the Company or its subsidiaries or affiliates (including officers, managers and governors), and consultants or other independent contractors who provide services to the Company or its subsidiaries or affiliates shall become eligible to receive Unit Options under the Plan when designated by the Committee in accordance with the terms of the Company's Limited Liability Company Agreement. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate.

         4.       Units Subject to the Plan.

                  4.1.     Number of Units. Subject to adjustment as provided in
         Section 6.6, the number of Common Units which may be issued under the Plan shall not exceed seven thousand (7,000).

                  4.2. Cancellation. In the event that a Unit Option granted hereunder expires or is terminated or canceled unexercised as to any Units, such Units may again be issued under the Plan. In the event that Units are issued upon exercise of a Unit Option and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Units may again be issued under the Plan. The Committee may also determine to cancel, and agree to the cancellation of, Unit

         Options in order to make a participant eligible for the grant of a Unit Option at a lower price than the option to be canceled.

                  4.3. Type of Unit. Units issued under the Plan in connection with Unit Options may be unissued Units.

         5. Unit Options. A Unit Option is a right to purchase Units from the Company. Each Unit Option granted by the Committee under this Plan shall be subject to the following terms and conditions:

                  5.1. Price. The option price per Unit shall be determined by the Committee, subject to adjustment under Section 6.6.

                  5.2. Number. The number of Units subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 6.6.

                  5.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 6.4, the term of each Unit Option shall be ten years from the date of grant. The Unit Option shall become exercisable as to one-quarter of the underlying Units at each of the first four anniversaries of the date of the grant, and each such portion of the Unit Option shall be exercisable for a period of six
         (6) years thereafter. The Committee may accelerate the exercisability of any Unit Option. Subject to the foregoing and with the approval of the Committee, all or any part of the Units with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

                  5.4. Manner of Exercise. A Unit Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Units to be purchased and accompanied by the full purchase price for such Units. The option price shall be payable
         (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check, or bank draft; (b) at the discretion of the Committee, by delivery of Units in payment of all or any part of the option price, which Units shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the Units issuable upon exercise of the Unit Option, Units in payment of all or any part of the option price, which units shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. The Units delivered by the participant pursuant to Section 5.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee. Prior to the issuance of Units upon the exercise of a Unit Option, a participant shall have no rights as a member.

         6.       General.

                  6.1. Effective Date. The Plan will become effective upon its approval by the affirmative vote of a majority of the Governors of the Company present and entitled to vote at a duly held meeting of the Board, or upon approval by written action of such number of Governors.

                  6.2. Duration. The Plan shall remain in effect until all Unit Options granted under the Plan have either been satisfied by the issuance of Units or been terminated under the terms of the Plan. No Unit Options may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Board.

                  6.3. Non-transferability of Unit Options. No Unit Option may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Unit Option), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant's lifetime, a Unit Option may be exercised only by him or her or by his or her guardian or legal representative.

                  6.4. Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death, the Unit Option(s) held by such participant shall expire ninety (90) days following such termination.

                  6.5. Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Unit Option, require the recipient, as a condition to the receipt thereof or to the receipt of Units issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Unit Option or the Units issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Unit Option or the Units issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Unit Option or the issuance of Units pursuant thereto, such Unit Option shall not be awarded or such Units shall not be issued, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                  6.6. Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other entity or entities, there shall be substituted for each of the Units then subject to the Plan (i.e., issuable upon the exercise of Unit Options granted pursuant to the Plan), the number and kind of units or other securities to which the holders of the Units will be entitled pursuant to the transaction. In the event of any recapitalization, unit distribution, unit split, combination of units or other change in the Units, the number of Units then subject to the Plan shall be adjusted in proportion to the change in outstanding Units. In the event of any such adjustments, the purchase price of any option shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

                  6.7. Unit Option Agreements. The terms of each Unit Option shall be stated in an agreement approved by the Committee.

                  6.8.     Withholding.

                           (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws upon exercise of a Unit Option, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution Units having a value up to the amount required to be withheld. The value of the Units to be withheld shall be based on the Fair Market Value of the Units on the date that the amount of tax to be withheld shall be determined ("Tax Date").

                           (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

                  6.9. No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons' beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

                  6.10. Amendment of the Plan. The Board may amend or discontinue the Plan at any time.

                  6.11. Definition of Fair Market Value. For purposes of this Plan, the "Fair Market Value" of a Unit at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the Board determines in good faith to be 100% of the fair market value of such a Unit as of the date in question.

                                                                     EXHIBIT A-1

                              WORLD POKER TOUR, LLC
                                UNIT OPTION GRANT
                   CONFIDENTIALITY, INVENTIONS, TRADE SECRETS
                         AND NON-SOLICITATION AGREEMENT

         THIS UNIT OPTION GRANT AND CONFIDENTIALITY, INVENTIONS, TRADE SECRETS AND NON-SOLICITATION AGREEMENT is made as of __________, 2002, by and between WORLD POKER TOUR, LLC, a Minnesota limited liability company (the "Company"), and ________________ (the "Employee").

                                    RECITALS:

         A. The Employee has either been hired to serve as an employee of the Company or the Company desires to induce the Employee to continue to serve the Company as an employee.

         B. The Company has adopted the Unit Option Plan (the "Plan") pursuant to which Units of Membership Interest in the Company have been reserved for issuance under the Plan.

         C. The Employee has or will have access to confidential information of the Company.

         NOW, THEREFORE, the parties hereto agree as follows:

I.       UNIT OPTION

         1. Grant of Option. The Company hereby grants from the Plan to the Employee the right and option, hereinafter called the Option, to purchase all or any part of an aggregate of ______________ Units of the Company (the "Units") (such number being subject to adjustment as provided in section 8 hereof) subject to the terms and conditions herein set forth.

         2. Purchase Price. The purchase price of the Units covered by the Option shall be seventy-eight cents ($0.78) per Unit. It is understood and agreed that the purchase price is the fair market value of such units on the date of this Agreement.

         3. Exercise and Vesting of Option. The Option shall be exercisable only to the extent that all, or any part thereof, has vested in the Employee. The Option shall vest on a pro rata basis in installments over a four
(4) year period, beginning on the date of the first anniversary of the date of this Agreement and continuing on each anniversary date (each referred to as a "Vesting Date") until the Option is fully vested, as set forth in the following schedule:

                                 Total Units Subject
                                   to Vested Option                Vesting Date

         In the event that the Employee ceases to be employed by the Company, for any reason or no reason, with or without cause, prior to any Vesting Date, that portion of the Option scheduled to vest on such Vesting Date, and all parts of the Option scheduled to vest in the future, shall not vest and all of the Employee's rights to and under such non-vested parts of the Option shall terminate.

         4. Term of Option. Except as otherwise provided in this Agreement, any portion of the Option shall be exercisable for six (6) years subsequent to the Vesting Date applicable to such portion of the Option; provided, however, that in the event the Employee ceases to be employed by the Company, for any reason or no reason, with or without cause, including due to the death of the Employee, the Employee or his/her legal representative shall have ninety (90) days from the date of such termination of his/her position as an employee to exercise any part of the Option vested pursuant to Section 3 of this Agreement. Upon the expiration of such ninety (90) day period, or, if earlier, upon the expiration date of the Option as set forth above, the Option shall terminate and become null and void. In addition, if the Employee breaches any of the covenants or agreements contained in this Agreement, or any agreement executed by the Employee for the benefit of the Company, the Option (regardless of the extent to which the Option has vested) shall terminate and become null and void as of the earlier of (i) the date of termination of the Employee by the Company as a result of such breach or (ii) the date of such breach by the Employee. Finally, in the event of a Gaming Violation (as defined in Section 5.5 of the Company's Limited Liability Company Agreement) arising from or relating to the Employee's ownership of the Option or any Units of Membership Interest in the Company, the Option (regardless of the extent to which the Option has vested) shall immediately become null and void.

         5. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company. Such notice shall state the election to exercise the Option and the number of Units in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either: (a) be accompanied by payment in cash of the full purchase price of such Units; or
(b) fix a date not less than five (5) nor more than ten (10) business days from the date such notice shall be received by the Company for the payment of the full purchase price of such Units. Any such notice shall be deemed given when received by the Company at its principal place of business. All Units that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable. Upon exercise of the Option or any part thereof, the Company shall update the Schedule of Members and Units attached to the Company's Limited Liability Company Agreement as Exhibit A (the "Schedule of Members and Units") to reflect the Membership Interest of the Employee.

         6. Rights of Option Holder. The Employee, as holder of the Option, shall not have any of the rights of a member with respect to the Units covered by the Option except to the extent that he actually becomes an owner of the Units upon the due exercise of all or any part of the Option.

         7. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Employee, only by the Employee. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect. In the event the Option shall be exercised by any person other than the optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.

         8. Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other entity, there shall be substituted for the Units issuable upon exercise of the Option, the number and kind of Units to which the holders of Units will be entitled pursuant to the transaction. In the event of any recapitalization, dividend, split, combination or other change in the Units, the number of Units subject to this Agreement shall be adjusted in proportion to the change in outstanding Units and the purchase price of the Option shall be adjusted as and to the extent appropriate in the discretion of the Board of Directors to provide the same relative rights before and after such adjustment.

         9. Payment of Taxes. The Employee shall, upon notification of the amount due, pay promptly an amount sufficient to satisfy applicable federal, state and local tax requirements.

         10. Investment Representation. The Employee, by this acceptance hereof, represents and warrants to the Company that the purchase of the Units upon exercise hereof shall be for investment and not with a view to distribution.

         11. Tax Consequences. The Employee agrees that the Employee is solely responsible for his/her tax liability that may arise as a result of the grant or exercise of the Option granted hereby, has consulted with his/her own tax advisors regarding the federal, state and local tax consequences of this Agreement and is not relying on any statement or representation of the Company or its employees or agents.

         12. Unit Option Plan. The terms and conditions of the Unit Option Plan are hereby incorporated herein and made a part hereof by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control. A copy of the Plan will be furnished upon request of the Employee.

II.      CONFIDENTIALITY, INVENTIONS, TRADE SECRETS AND NON-SOLICITATION

         13. Consideration. The Employee acknowledges that the grant of the Option as well as new or continued employment with the Company is sufficient consideration for the Confidentiality, Inventions, Trade Secrets and Non-Solicitation provisions hereinafter set forth.

         14.      Definitions.

         a. The term "Business" shall mean any business which is involved in any respect with the televising or internet broadcasting of the game of Poker.

         b. The "Company" means WORLD POKER TOUR, LLC and all of its parents, subsidiaries and affiliated corporations.

         c. "Confidential Information" means information developed by the Employee as a result of the Employee's consultation, work or services with, for, on behalf of or in conjunction with the Company and any information relating to the Company's processes and products, including information relating to research, development, manufacturing, know-how, formulas, product ideas, inventions, trade secrets, patents, patent applications, systems, products, programs and techniques and any secret, proprietary or confidential information, knowledge or data of the Company. All information, disclosed to the Employee, or to which the Employee obtains access, whether originated by the Employee or by others, which is treated by the Company as Confidential Information, or which the Employee has reasonable basis to believe is Confidential Information, will be presumed to be Confidential Information.

         The term Confidential Information will not apply to information which
         (i) the Employee can establish by documentation was known to the Employee prior to receipt by the Employee from the Company; (ii) is lawfully disclosed to the Employee by a third party not deriving the same from the Company; or (iii) is presently in the public domain or becomes a part of the public domain through no fault of the Employee.

         d. "Inventions" means discoveries, improvements, inventions, ideas and works of authorship (whether patentable or copyrightable) conceived or made by the Employee, either solely or jointly with others, relating to any consultation, work or services performed by the Employee with, for, on behalf of or in conjunction with the Company or based on or derived from Confidential Information.

         e. "Restricted Period" means the period commencing on the date hereof and ending one (1) year subsequent to the termination of the Employee's employment with the Company.

         f. "Trade Secret" means information, including a formula, pattern, compilation, program, device, method, technique or process that (a) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; or (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         15. Inventions. With respect to Inventions, as defined above, (irrespective of whether such Inventions are made on particular days during which the Employee consults, works or renders any service with, for, or to the Company), the Employee agrees that any Invention shall be the sole and exclusive property of the Company and further agrees:

         a. to promptly and fully inform the Company in writing of such Inventions;

         b. to assign to the Company all of the Employee's rights to such Inventions, and to applications for patents and/or copyright registrations and to patents and/or copyright registrations granted upon such Inventions in the United States or in any foreign country; and

         c. to acknowledge and deliver promptly to the Company (without charge to the Company but at the expense of the Company) such written instruments and do such other acts as may be necessary, in the opinion of the Company, to obtain and maintain patents and/or copyright registrations and to vest the entire right and title thereto in the Company.

         16. Confidential Information. Except as required in the Employee's employment for the Company, the Employee will hold any Confidential Information in the strictest of confidence and never use, disclose or publish any Confidential Information without the prior written express permission of the Company. The Employee agrees to maintain control over any Confidential Information obtained and restrict access thereto to those of the Employee's fellow employees, agents or other associated parties who have a need to use such Confidential Information for the intended purpose. The Employee agrees to advise and inform any party to whom the Employee has provided access to the Confidential Information of its confidential nature and the Employee agrees to ensure that such associated parties be bound by the terms and obligations of this Agreement.

         17. Trade Secrets. The Employee shall not directly or indirectly use or disclose any Trade Secrets to or for the benefit of anyone other than the Company.

         18. Non-Solicitation. During the Restricted Period, the Employee will not, without the Company's prior written consent (which may be withheld with or without reason), directly or indirectly for himself/herself or on behalf of any other person or entity (except the Company): (i) recruit, solicit or hire as an employee, consultant, independent contractor or in any other capacity whatsoever; (ii) enter into any other business relationship (including, without limitation, as partners, joint venturers, guarantors, business associates, investors, financiers, owners of a corporation or other business organization, entity or enterprise) with; or (iii) request, induce, advise or encourage a termination of employment by, any employee of the Business.

         19. Authority. The Employee warrants to the Company that (a) the Employee has the right to enter into this Agreement; (b) the Employee has no obligations to any other person or entity which are in conflict with the Employee's obligations under this Agreement; (c) in the event the Employee has disclosed information to the Company, created any original materials or used any proprietary information in consulting, working or rendering services with, for or to the Company, the Employee has the right to disclose, create or use such information or materials, as applicable, and such disclosure, creation or use will not violate any privacy, proprietary or other rights of others. The Employee agrees to indemnify and hold the Company harmless against any expenses, damages, costs, losses or fees (including legal fees) incurred by the Company in any suit, claim or proceeding brought by a third party and which is based on facts which constitute a breach of the above warranties.

III.     MISCELLANEOUS

         20. Employment. The Employee's employment by the Company is an employment at will and may be terminated by the Company with or without cause, and nothing herein shall give the Employee the right to continue in the employ of the Company.

         21. Parties and Assignment. This Agreement shall be binding upon the Employee and shall inure to the benefit of the Company and its successors and assigns.

         22. Waiver. The Company's delay, waiver or failure to enforce any of the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement.

         23. Entire Agreement. This Agreement sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements. This Agreement shall not be modified or amended in any fashion by an instrument in writing signed by the parties hereto. The obligations of the Employee set forth in this Agreement shall survive any termination or expiration of this Agreement or any relationship between the Employee and the Company.

         24. Remedies. The Employee recognizes that irreparable harm will result to the Company and the Business if the Employee breaches any provision of this Agreement. Therefore, in the event of a breach or threatened breach of any provision of this Agreement, the Company shall have the right, in addition to any other remedies available to it, to injunctive relief restraining the Employee from violating the terms of this Agreement, it being acknowledged that other remedies at law are inadequate. The Company shall also be entitled to recover from the Employee its attorneys' fees and costs in any action for breach of this Agreement in which the Company substantially prevails. The obligations of the Employee set forth in this Agreement shall survive any termination or expiration of this Agreement or any relationship between the Employee and the Company.

         25. Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         26. Further Assurances. Each party hereto agrees to execute such further papers, agreements, assignments or documents of title as may necessary or desirable to effect the purposes of this Agreement and carry out its provisions.

         27. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall be constitute but one and the same agreement.

         28. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota (without regard to principles of conflicts of laws) applicable to contracts made and to be performed within such State. The venue for any action hereunder shall be in the State of Minnesota, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the jurisdiction of the courts of the State of Minnesota, and the U.S. District Court, District of Minnesota.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                        COMPANY:

                                        WORLD POKER TOUR, LLC

                                        By _____________________________________
                                           Its__________________________________

                                        EMPLOYEE:

                                        ________________________________________

                                        Address:________________________________
                                        ________________________________________

                                        Social Security No.:____________________

                                        Number of Units:

                                        Exercise Price: